UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

April 1, 2005

(Date of earliest event reported)

RAYOVAC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment Agreements

Effective April 1, 2005, Rayovac Corporation (the “Company”) entered into amended and restated employment agreements with certain of the Company’s executive officers, including Kent J. Hussey, the Company’s President and Chief Operating Officer, and Kenneth V. Biller, the Company’s President – Global Operations. Also effective April 1, 2005, one of the Company’s German subsidiaries entered into an amended and restated employment agreement with Remy E. Burel, the Company’s President, Europe & ROW. The following description of the amended and restated employment agreements with Messrs. Hussey, Biller and Burel is qualified in its entirety by reference to the terms of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

The amended and restated employment agreements with Messrs. Hussey and Biller expire on September 30, 2008. Mr. Burel’s employment agreement has no specified term, but either party may terminate the agreement at any time upon six months’ notice. Each of these employment agreements provides that the executive officer has the right to resign and terminate his respective employment agreement at any time upon at least 60 days’ notice (six months’ notice in the case of Mr. Burel). Upon such resignation, the Company must pay any unpaid base salary through the date of termination to the resigning executive officer.

Except in the case of Mr. Burel’s employment agreement, each employment agreement provides generally that upon the Company’s termination of the executive officer’s employment without cause or for death or disability, the Company will pay to the terminated executive officer, or such executive officer’s estate, two times the executive officer’s base salary and annual bonus, to be paid out over the following 24 months. Mr. Burel is entitled to three times his base salary and annual bonus, to be paid out over the 36 months following such termination. Messrs. Hussey and Biller’s employment agreements also provide that if the executive officer resigns upon the occurrence of specified circumstances that would constitute a “constructive termination” (as defined therein), the executive officer’s resignation shall be treated as a termination by the Company without cause.

Under each employment agreement, the Company has the right to terminate the executive officer’s employment for “cause” (as defined therein), in which event the Company shall be obligated to pay to the terminated executive officer any unpaid base salary accrued through the date of termination. Each agreement also provides that, during the term of the agreement or the period of time served as an employee or director, and for one year thereafter, the executive officer shall not provide services of the same or similar kind that he provides to the Company, have a significant financial interest in any competitor of the Company, or solicit any of the Company’s customers or employees.

Under their respective employment agreements, beginning April 1, 2005, Mr. Hussey became entitled to a base salary of $525,000 per annum, Mr. Biller became entitled to a base salary of $450,000 per annum, and Mr. Burel became entitled to a base salary of Euro 375,000. The Company’s Board of Directors will review these base salaries from time to time and may increase them in its discretion. Each executive officer also is entitled to an annual bonus based upon the Company’s achieving certain annual performance goals established by the Board of Directors.

Pursuant to their employment agreements, Messrs. Hussey, Biller and Burel are entitled to participate in the Company’s equity-based compensation plans. These executive officers, among other officers and employees, received restricted stock grants under the 2004 Rayovac Incentive Plan (the “Plan”) on April 1, 2005. On this date, Mr. Hussey received 40,000 shares of the Company’s common stock and Messrs. Biller and Burel each received 25,000 shares. All of the shares are subject to time-based restrictions. With respect to these shares received by Messrs. Hussey and Biller, the restrictions on 50% of the shares are scheduled to lapse on October 1, 2006 and 50% scheduled to lapse on October 1, 2007. With respect to the shares received by Mr. Burel, the restrictions on all shares are scheduled to lapse on October 1, 2008. In addition, restrictions also lapse on all grants in the event of a change in control of the Company, as defined in the Plan. Upon the termination of a recipient’s employment with the Company for any reason, such recipient shall forfeit to the Company all shares for which restrictions have not lapsed as of the date of such termination.

The form of Restricted Stock Award Agreement pursuant to which the preceding restricted stock grants were made is attached as Exhibit 10.4 hereto, and the preceding description of the terms of these restricted stock grants is qualified in its entirety by reference to the terms of such agreement. The Restricted Stock Award Agreements incorporate the terms of the Plan, which was filed as Exhibit 10.24 to the Company’s quarterly report on Form 10-Q for the period ended June 27, 2004.

Superior Achievement Program Restricted Stock Awards

Also on April 1, 2005, the Company made grants of restricted stock pursuant to restricted stock award agreements (the “Superior Achievement Award Agreements”) to certain Company employees, including each of Messrs. Hussey, Biller and Burel. The Superior Achievement Award Agreements incorporate the terms of the Plan. Pursuant to the Superior Achievement Award Agreements, Mr. Hussey received 35,638 shares of the Company’s common stock, par value $.01, Mr. Biller received 30,547 shares and Mr. Burel received 23,274 shares. The form of Superior Achievement Award Agreement pursuant to which these restricted stock grants were made is attached as Exhibit 10.5 hereto, and the foregoing description of the terms of these restricted stock grants is qualified in its entirety by reference to the terms of such agreement.

The shares of restricted stock granted pursuant to the Superior Achievement Award Agreements are subject to performance-based restrictions as well as time-based restrictions. The restrictions on all of the shares issued pursuant to the Superior Achievement Award Agreements are scheduled to lapse as of February 7, 2008 if certain company performance goals are achieved for the period beginning February 7, 2005 and ending December 31, 2007. The performance measures include measures related to the Company’s realization of cost savings related to its recent acquisitions, earnings per share, cash flow. To the extent that the required performance goals are not satisfied, so that the restrictions on the shares do not lapse as of February 7, 2008, the restrictions on any remaining shares will lapse as of February 7, 2012, provided that the recipient’s employment with the Company or its subsidiaries has not terminated prior to that date. In addition, restrictions also lapse on all grants in the event of a change in control of the Company, as defined in the Plan. Upon the termination of a recipient’s employment with the Company for any reason, such recipient shall forfeit to the Company all shares for which restrictions have not lapsed as of the date of such termination.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Employment Agreement, effective as of April 1, 2005, by and between the Company and Kent J. Hussey.

10.2	Amended and Restated Employment Agreement, effective as of April 1, 2005, by and between the Company and Kenneth V. Biller.

10.3	Amended and Restated Registered Director’s Agreement, effective as of April 1, 2005, by and between Rayovac Europe GmbH and Remy Burel.

10.4	Form of Restricted Stock Award Agreement under the 2004 Rayovac Incentive Plan.

10.5	Form of Superior Achievement Program Restricted Stock Award Agreement under the 2004 Rayovac Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2005	RAYOVAC CORPORATION

	By:	/s/ Randall J. Steward
	Name:	Randall J. Steward
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Employment Agreement, effective as of April 1, 2005, by and between the Company and Kent J. Hussey.

10.2	Amended and Restated Employment Agreement, effective as of April 1, 2005, by and between the Company and Kenneth V. Biller.

10.3	Amended and Restated Registered Director’s Agreement, effective as of April 1, 2005, by and between Rayovac Europe GmbH and Remy Burel.

10.4	Form of Restricted Stock Award Agreement under the 2004 Rayovac Incentive Plan.

10.5	Form of Superior Achievement Program Restricted Stock Award Agreement under the 2004 Rayovac Incentive Plan.